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                                                                   Exhibit 23(a)

                                             Consent of Independent Auditors

We consent to the incorporation by reference, in the Registration Statement (Form S-8) pertaining to the 2002 Non-Employee Director Stock Option Plan and the 2002 Long-Term Incentive Plan Employees' Savings Plan of EDO Corporation of our report dated February 11, 2003, with respect to the consolidated financial statements and schedules of EDO Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

New York, New York
May 12, 2003



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